Registration Statement No. 333-132936-14
Dated March 29, 2007
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. 2A TO PROSPECTUS SUPPLEMENT DATED MARCH 24, 2008 TO
PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Buffered Accelerated Return Equity Securities (BARES)SM
and
Accelerated Return Equity Securities (ARES)®
and
Buffered Securities®
Linked to the Performance of One or More Indices or Exchange Traded Funds or a Basket

           The Accelerated Return Equity Securities (ARES)®, Buffered Accelerated Return Equity Securities (BARES)SM or Buffered Securities® offered by this product supplement, which we refer to as the "securities," will be linked to the performance of one or more indices, each of which we refer to as a "reference index," and/or one or more exchange traded funds, each of which we refer to as a "fund," (each reference index and fund, an "underlying"), or to a weighted basket of underlyings, which we refer to as a "basket" (each underlying included in a basket, also a "basket component").

           This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified in this product supplement. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

           The one or more underlyings to which the securities will be linked will be specified in the applicable pricing supplement. The maturity date of the securities will be specified in the applicable pricing supplement, subject to postponement if a market disruption event occurs on any valuation date, unless otherwise specified in the applicable pricing supplement.

           The redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the underlying return, calculated as set forth below:

  •
  If the final level on a valuation date is greater than the initial level, then the underlying return will be equal to:

  •
  a fixed payment percentage

  •
  a percentage of the percentage increase of the final level of the underlying compared to the initial level or

  •
  the percentage increase of the final level of the underlying compared to the initial level,

    in each case, as specified in the applicable pricing supplement. In addition, the underlying return may be subject to a cap if one is specified in the applicable pricing supplement.

  •
  If the final level on a valuation date is equal to the initial level, then the underlying return will be equal to:

  •
  a fixed payment percentage or

  •
  zero,

  as specified in the applicable pricing supplement. If the underlying return equals zero, you will be entitled to receive only an amount equal to the principal amount of your securities at maturity.

  •
  If the final level on a valuation date is less than the initial level, then the underlying return will be equal to:

  •
  the percentage decrease of the final level of the underlying compared to the initial level, multiplied by the downside participation percentage if applicable, and as a result, you may lose some or all of the principal amount of your securities;

  •
  zero, if the securities are subject to a buffer and the final level is less than the initial level but is greater than or equal to the percentage of the initial level specified in the applicable pricing supplement. In such case, you will be entitled to receive only an amount equal to the principal amount of your securities at maturity; or

  •
  the percentage decrease of the final level of the underlying compared to the initial level plus the buffer, if the securities are subject to a buffer, and the final level is less than the percentage of the initial level specified in the applicable pricing supplement, multiplied by the downside participation percentage if applicable. In such case, the underlying return will be negative and you will receive less than the principal amount of your securities at maturity.

           The method for calculating the underlying return, as well as any applicable buffer or cap, will be specified in the applicable pricing supplement.

           Please refer to "Risk Factors" beginning on page PS-3 of this product supplement for risks related to an investment in the securities.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

           The securities are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. In addition, the securities are not guaranteed under the FDIC's Temporary Liquidity Guarantee Program.

Credit Suisse

The date of this product supplement is December 19, 2008.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        The securities described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.

        We are offering the securities for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this product supplement or the accompanying prospectus supplement or prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this product supplement and the accompanying prospectus supplement and prospectus, you should find out about and observe these restrictions. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this product supplement.

        In this product supplement and accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

i

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this product supplement and the accompanying prospectus supplement and prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section of this product supplement, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain the specific information and terms of that offering. If any information in the applicable pricing supplement is inconsistent with this product supplement or the accompanying prospectus supplement or prospectus, you should rely on the information in the applicable pricing supplement. The applicable pricing supplement may also add, update or change information contained in this product supplement or the accompanying prospectus supplement or prospectus. It is important for you to consider the information contained in the accompanying prospectus supplement and prospectus as well as the applicable pricing supplement in making your investment decision.

What are the Accelerated Return Equity Securities, the Buffered Accelerated Return Equity Securities and the Buffered Securities® and how is the redemption amount calculated?

        The Accelerated Return Equity Securities (ARES)®, the Buffered Accelerated Return Equity Securities (BARES)SM and the Buffered Securities®, or the securities, are notes issued by us, the return on which is linked to the performance of a reference index, fund or a basket of reference indices and/or funds. At maturity, you will be entitled to receive a redemption amount in cash that will equal the principal amount of the securities that you hold multiplied by the sum of 1 plus the underlying return.

        For a description of how the redemption amount will be calculated, please refer to "Description of the Securities—Redemption amount" below.

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. Please see the "Risk Factors" section beginning on page PS-3.

         The securities are not principal protected.    An investment in the securities is not principal protected and you may receive less at maturity than you originally invested, or even zero, if the final level is less than the initial level. If the securities are subject to a buffer and the final level is less than the percentage of the initial level specified in the applicable pricing supplement, you will bear the risk of the depreciation in the underlying, down to the percentage specified in the applicable pricing supplement of the principal amount of your securities.

         The securities may pay less than the full underlying appreciation.    If the securities are subject to a cap or a fixed payment percentage, the redemption amount at maturity will be limited to such cap or fixed payment percentage, even if the appreciation of the underlying is greater than such cap or fixed payment percentage.

Will I receive interest on the securities?

        You will not receive any interest payments on the securities for the entire term of the securities.

Does an investment in the securities entitle me to any ownership interests in the stocks included in or comprising any underlying or basket?

        An investment in the securities does not entitle you to any ownership interest in the stocks included in or comprising any underlying or basket.

If an underlying includes equity components, will I receive any dividend payments on, or have shareholder rights in, the stocks comprising the underlying?

        If an underlying includes equity components, as a holder of the securities, you will not receive any dividend payments or other distributions on the stocks comprising the underlying or have voting or any other rights of a holder of the stocks comprising the underlying.

Will there be an active trading market in the securities?

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the securities. Credit Suisse Securities (USA) LLC ("CSSU") currently intends to make a market in the securities, although it is not required to do so, and may stop making a market at any time.

        If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

What are the U.S. federal income tax consequences of investing in the securities?

        Please refer to "Certain United States Federal Income Tax Considerations" below for a discussion of certain U.S. federal income tax considerations for making an investment in the securities.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. You should read the following information about these risks, together with the other information contained or incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.

The securities are not principal protected

        An investment in the securities is not principal protected and you may receive less at maturity than you originally invested, or even zero, if the final level is less than the initial level. If the securities are subject to a buffer and the final level is less than the percentage of the initial level specified in the applicable pricing supplement, you will bear the risk of the depreciation in the underlying, down to the percentage specified in the applicable pricing supplement of the principal amount of your securities.

The securities may pay less than the full underlying appreciation

        If the securities are subject to a cap or a fixed payment percentage, the redemption amount at maturity will be limited to such cap or fixed payment percentage, even if the appreciation of the underlying is greater than such cap or fixed payment percentage.

The securities do not pay interest

        We will not pay interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the redemption amount at maturity is based on the appreciation or depreciation of the underlying. Because the redemption amount due at maturity may be less than the amount originally invested in the securities, the return on the securities (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

If the underlying includes equity components, an investment in the securities is not the same as an investment in the stocks comprising the underlying

        If the underlying contains equity components, the payment of dividends on the stocks which comprise the underlying generally has no effect on the calculation of the level of the underlying. Therefore, the return on your investment based on the percentage change in the underlying is not the same as the total return based on the purchase of the stocks comprising the underlying. As an investor in the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the stocks that comprise the underlying.

The formula for determining the redemption amount does not take into account all changes in the level of the underlying or basket component, as applicable, prior to the valuation date or dates

        Changes in the level of the underlying or the basket component, as applicable, during the term of the securities before the valuation date or dates on which the final level of such underlying or the basket is calculated will not be reflected in the calculation of the redemption amount payable at maturity. The calculation agent will calculate the redemption amount by comparing only the initial level with the closing level of the underlying on the valuation date or dates specified in the applicable pricing supplement. No other underlying levels will be taken into account. As a result, you may lose part of your investment even if the underlying has risen at certain times during the term of the securities before falling to a level below the initial level on the date or dates on which the final level is calculated.

There may be little or no secondary market for the securities

        Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you. CSSU currently intends to make a market in the securities, although it is not required to do so and may stop making a market at any time. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

You have no recourse to the sponsor of the underlying or to any issuers of the stocks that may comprise the underlying

        You will have no rights against the sponsor of the underlying or to any issuers of the stocks that may comprise the underlying. The securities are not sponsored, endorsed, sold or promoted by any sponsor of the underlying or any such issuer. No sponsor of the underlying or any such issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. No sponsor of the underlying or any such issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the securities in particular, or the ability of the underlying to track general market performance. Unless otherwise provided in the applicable pricing supplement, the sponsor of the underlying's only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of the underlying, which is determined, composed and calculated by the sponsor of the underlying without regard to us or the securities. The sponsor of the underlying has no obligation to take our needs or your needs into consideration in determining, composing or calculating the underlying. No sponsor of the underlying or any issuer of a stock comprising the underlying is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the securities to be issued or in the determination or calculation of the equation by which the redemption amount of the securities is to be determined. No sponsor of the underlying or any such issuer has any liability in connection with the administration, marketing or trading of the securities.

The United States federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service, or the IRS, with respect to the securities and we cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain United States Federal Income Tax Considerations" in this product supplement.

The market value of the securities may be influenced by many factors that are unpredictable

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which CSSU may be willing to purchase or sell the securities in the secondary market, including:

  •
  the current level of the underlying or basket, as applicable;

  •
  interest and yield rates in the market;

  •
  the volatility of any underlying or basket, as applicable;

  •
  if the securities are linked to the shares of a fund, the composition of such fund and any changes to the underlying index;

  •
  the occurrence of certain events to a fund that may or may not require an adjustment to the applicable share adjustment factor;

  •
  economic, financial, political and regulatory or judicial events that affect the stocks included in or comprising any underlying or basket, as applicable, or stock markets generally and which may affect the level of any underlying or basket;

  •
  the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the stocks comprising the underlying are denominated in a currency other than the currency in which the underlying is denominated;

  •
  the time remaining to the maturity of the securities;

  •
  the dividend rate on the stocks included in the underlying or basket, as applicable; and

  •
  Credit Suisse's creditworthiness, including actual or anticipated downgrades to our credit ratings.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Our hedging activity may affect the value of the stocks included in or comprising the underlying or the basket component, as applicable, and therefore the market value of the securities

        We expect to hedge our obligations under the securities through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the stocks included in or comprising the underlying or the basket component, as applicable, or in other instruments, such as options, swaps or futures, based upon the underlying or stocks included in the underlyings or the basket components. This hedging activity could affect the value of the stocks included in the underlying or basket component, as applicable, and therefore the market value of the securities. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the market value of the securities declines.

Historical performance of any underlying or basket, as applicable, is not indicative of future performance

        The future performance of any underlying cannot be predicted based on its historical performance. We cannot guarantee that the level of any such underlying will increase or that you will not receive at maturity an amount substantially less than the principal amount of your securities.

Your return on the securities, if any, generally will not reflect any payments made with respect to the stocks included in or comprising any underlying or basket component, as applicable

        Your return on the securities, if any, will not reflect the return you would realize if you actually owned the stocks included in or comprising any underlying or basket component, as applicable, and received payments made with respect to such stocks. This is because the calculation agent will calculate the amount payable to you at maturity by reference to the increase in the final level of such underlying or basket compared to the initial level.

        The closing levels of indices and funds generally reflect the prices of the components as calculated in the relevant reference index or fund without taking into consideration the value of any payments to the holders of those stocks. There are certain indices, generally referred to as total return indices, that include distributions paid on the stocks included in the index in the index return. If an index (or index underlying a fund) is described as a total return index with 100% distribution reinvestment, the distributions paid on the stocks included in such index (or index underlying a fund) are deemed to be reinvested in such index (or index underlying a fund), so that the level of such index (or index underlying a fund) would include such distributions.

Adjustments to a reference index or to a fund could adversely affect the securities

        The applicable reference index sponsor is responsible for calculating and maintaining the applicable reference index. The applicable reference index sponsor can add, delete or substitute the components comprising the applicable reference index or make other methodological changes that could change the value of the applicable reference index at any time. The applicable reference index sponsor may discontinue or suspend calculation or dissemination of the applicable reference index.

        Similarly, the applicable fund sponsor may discontinue or suspend calculation or dissemination of the applicable fund.

        If one or more of these events occurs, the calculation of the redemption amount at maturity will be adjusted to reflect such event or events. Please refer to "Description of the Securities—Adjustments to the calculation of a reference index" and to "Description of the Securities—Adjustments to the calculation of a fund." Consequently, any of these actions could adversely affect the redemption amount at maturity and/or the market value of the securities.

In the case of a fund, the policies of the fund sponsor and changes that affect the fund or any index on which the fund may be based could adversely affect the amount payable on your securities and their market value

        The policies of the sponsor of any relevant fund concerning the calculation of the fund's net asset value, additions, deletions or substitutions of securities in the fund and the manner in which changes affecting any relevant index are reflected in the fund could affect the market price of the shares of the fund and, therefore, the amount payable on your securities on the maturity date and the market value of your securities before that date. The amount payable on your securities and their market value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates the fund's net asset value, or if the fund sponsor discontinues or suspends calculation or publication of the fund's net asset value, in which case it may become difficult to determine the market value of the securities. If events such as these occur or if the closing price of shares of the underlying is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of the fund on the relevant valuation date and thus the amount payable on the maturity date in a manner it considers appropriate in its sole discretion.

The policies of the investment advisor for a fund and changes that affect the fund's underlying index could adversely affect the value of the securities

        The policies of a fund's investment advisor concerning the calculation of the fund's net asset value, additions, deletions or substitutions of common stocks held by the fund and the manner in which changes affecting the fund's underlying index are reflected in the fund could affect the market price of shares of the fund. Therefore, such policies could affect the amount payable on your securities at maturity and the trading value of your securities prior to maturity. Such amounts payable on your securities and their trading value could also be affected if the fund's investment advisor changes these policies. For example, if the fund's investment advisor changed the manner in which it calculates the fund's net asset value, or if the fund's investment advisor discontinues or suspends calculation or publication of the fund's net asset value, it may become difficult to determine the market value of your securities. If events such as these occur, or if the trading price of shares of a fund is not available at the valuation time on its relevant exchange on the applicable valuation date, the calculation agent may determine the final share price for the fund on the applicable valuation date and thus the redemption amount in a manner it considers appropriate, in its sole discretion.

We and our affiliates generally do not have any affiliation with the investment advisor of a fund and are not responsible for its public disclosure of information

        Each investment advisor of a fund advises that fund on various matters including matters relating to the policies, maintenance and calculation of the fund. Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with the investment advisor of a fund in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding their methods or policies relating to the fund. Except in cases where we or an affiliate is the investment advisor of a fund, the investment advisor is not involved in this offering of securities in any way and has no obligation to consider your interests as an owner of the securities in taking any actions relating to the fund that might affect the value of your securities.

        Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a fund or the investment advisor of such fund (except to the extent that we or an affiliate is the investment advisor of such fund) contained in any public disclosure of information by such investment advisor. You, as an investor in the securities, should make your own investigation into the fund.

If the common stocks held by the fund or included in the fund's underlying index are all part of the same industry, such common stocks are not necessarily representative of that industry

        Even if a fund or a fund's underlying index purports to be representative of a particular industry, the performance of such fund may not correlate with the performance of the entire industry as represented by the common stocks held by the fund or included in the fund's underlying index. The fund may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the common stocks held by the fund or included in the fund's underlying index may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The common stocks held by the fund or included in the fund's underlying index may not vary even if one or more of the issuers of such common stocks are no longer involved in the particular industry.

If the common stocks held by the fund or included in the fund's underlying index are all part of the same sector, there are risks associated with a sector investment

        If the common stocks held by the fund or included in the fund's underlying index are all part of the same sector, the performance of securities linked to such fund is dependent upon the performance of issuers of common stocks in a particular sector of the economy. Consequently, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the particular sector than an investment linked to a more broadly diversified underlying.

We cannot control the actions of the issuers whose common stocks are held by the fund or included in the fund's underlying index

        We cannot control the actions of the issuers of the common stocks held by the fund or included in the fund's underlying index and actions by such issuers may have an adverse effect on the value of the securities or the common stocks held by the fund or included in the fund's underlying index. In addition, these issuers are not involved in the offering of the securities and have no obligations with respect to the securities, including any obligation to take our interests or yours into consideration for any reason. These issuers will not receive any of the proceeds of this offering of the securities and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These issuers are not involved with the administration, marketing or trading of the securities and have no obligations with respect to the amount to be paid to you at maturity.

The correlation between the performance of a fund and the performance of such fund's underlying index may be imperfect

        The performance of a fund is linked principally to the performance of the fund's underlying index. However, the performance of a fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage, e.g., 10%, of their assets in the shares of other funds. In addition, while the performance of a fund is linked principally to the performance of such fund's underlying index, funds generally invest in a representative sample of the common stocks included in such fund's underlying index and generally do not hold all or substantially all of the common stocks included in such fund's underlying index. Finally, the performance of a fund and of the fund's underlying index will generally vary due to transaction costs, certain corporate actions and timing variances.

        Imperfect correlation between the common stocks held by a fund and the common stocks included in such fund's underlying index; the performance of the shares of other funds, if applicable; rounding of prices; changes to a fund's underlying index; and changes to regulatory policies, may cause the performance of a fund to differ from the performance of the fund's underlying index. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

        Because of the potential discrepancies identified above, the return on a fund may correlate imperfectly with the return on the fund's underlying index.

In the case of securities linked to a basket, the basket components may not be equally weighted

        The securities may be linked to a basket composed of more than one index or fund, or some combination thereof. Each such basket component may have a different weight in determining the value of the basket, depending on the component weightings specified in the applicable pricing supplement. For example, for a basket composed of four components, the applicable pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the basket components is that if a higher-weighted basket component performs poorly and a lower-weighted basket component performs well, the basket closing level will reflect the poor performance of the higher-weighted component more than it reflects the strong performance of the lower-weighted component, which may have an adverse effect on the value of the securities.

If the securities are linked to a basket, changes in the value of one or more of the underlyings comprising the basket may offset each other

        If the securities are linked to a basket comprised of two or more underlyings, price movements in the underlyings comprising the basket may not correlate with each other. At a time when the level of one or more of the underlyings comprising the basket increases, the level of one or more of the other underlyings comprising the basket may not increase as much or may even decline.

        Therefore, in calculating the basket level as of any valuation date, increases in the level of one or more of the underlyings comprising the basket may be moderated, or wholly offset, by declines in the level of one or more of the other underlyings comprising the basket. You can review the historical levels of each of the underlyings comprising the basket in the applicable pricing supplement. However, you cannot predict the future performance of any of the underlyings comprising the basket or of the basket as a whole, or whether increases in the levels of any of the underlyings comprising the basket will be offset by decreases in the levels of other underlyings, based on their historical performance.

Investing in a security linked to an underlying based on foreign stocks bears potential risks

        If an underlying contains foreign stocks, an investment in the securities may involve considerations that may not be associated with a security linked to an underlying based on the stocks of U.S. issuers. These considerations relate to foreign market factors generally and may include, for example, different accounting requirements and regulations, different securities trading rules and conventions and different and, in some cases, more adverse, economic environments.

The securities may be subject to foreign currency risk if the underlying contains an equity index or fund comprised of foreign equity securities

        If the underlying contains an equity index or fund and the stocks comprising such underlying are not denominated in the same currency as the underlying, the securities may be subject to foreign currency risk. Because the prices of the stocks comprising the underlying (if the underlying is an equity index or fund) will be converted into the currency in which the underlying is denominated (the "base currency") for the purposes of calculating the value of the underlying, your investment will be exposed to currency exchange risk with respect to each of the countries represented in the underlying which do not use the base currency. Your net exposure to such risk will depend on the extent to which the currencies in which the stocks comprising the underlying are denominated, other than the base currency, strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the stocks comprising the underlying are denominated, the value of the underlying may be adversely affected, and the redemption amount payable on the securities at maturity may be reduced. Of particular importance to potential currency exchange risks are: existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the relevant countries represented in the underlying. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the underlying and other countries important to international trade and finance.

        If the underlying contains an equity index or fund comprised of stocks denominated in a currency other than U.S. dollars, the securities, which are denominated in U.S. dollars, are subject to foreign currency risk because the return on the securities is linked to the performance of the underlying, the value of which is dependant on the stocks denominated in a currency other than U.S. dollars. Foreign currency risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the stocks comprising the index or fund, the level of the index or fund and the value of the securities.

There may be potential conflicts of interest

        We, CSSU and/or any other affiliate may from time to time buy or sell futures contracts related to the stocks included in any underlying or derivative instruments related to any such underlying for our or their own accounts in connection with our or their normal business practices. Although we do not expect them to, these transactions could affect the price of such stocks or the value of any underlying, and thus affect the market value of the securities.

        In addition, because Credit Suisse International, which is initially acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

        Further, for any reference index created on the basis of the HOLT methodology, such methodology and the reference index created on the basis of such methodology, were developed by Credit Suisse Securities (Europe) Limited, an affiliate of Credit Suisse, based on the scoring methodology for composing and rebalancing the reference index developed by HOLT, a division of

Credit Suisse. In such cases, the reference index is rebalanced periodically by HOLT. HOLT maintains some discretion on how the calculations comprising the underlying methodology are made, which may affect the rebalancing of the reference index. Because determinations made by Credit Suisse Securities (Europe) Limited and HOLT may affect the redemption amount, potential conflicts of interest may exist between Credit Suisse and its affiliates and you.

        Finally, we and our affiliates may, now or in the future, engage in business with the issuers of the stocks included in an underlying, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. We or our affiliates may have also published and may in the future publish research reports regarding some or all of the issuers of the stocks included in an underlying. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the stocks included in the underlying and/or the level of the underlying and, consequently, the market price of the securities and the redemption amount payable at maturity.

The inclusion in the original issue price of each agent's commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity

        While the payment at maturity will be based on the full principal amount of your securities as described in the applicable pricing supplement, the original issue price of the securities includes each agent's commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. Such agent's commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU a result of such compensation or other transaction costs.

For securities linked to the performance of a fund, anti-dilution protection is limited

        For securities linked to the performance of a fund, the calculation agent will make adjustments to the share adjustment factor applicable to a fund for certain events affecting such fund. The calculation agent is not required, however, to make such adjustments in response to all actions. If such an event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Anti-dilution adjustments for funds" for further information.

Market disruptions may adversely affect your return

        The calculation agent may, in its discretion, determine that the markets have been affected in a manner that prevents it from properly valuing any underlying on any trading day during the term of the securities or from calculating the redemption amount. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the valuation dates and the maturity date will be postponed and your return will be adversely affected. No interest or other payment will be payable as a result of such postponement.

A market disruption event may postpone the calculation of the closing level on a valuation date or the maturity date

        If the calculation agent determines that a market disruption event, as defined below, exists in respect of an underlying on a valuation date, then the valuation date for that underlying will be postponed to the first succeeding underlying business day, as defined below, on which the calculation agent determines that no market disruption event exists in respect of such underlying, unless in respect of the final valuation date the calculation agent determines that a market disruption event in respect of such underlying exists on each of the five underlying business days immediately following the scheduled final valuation date. In that case, (a) the fifth underlying business day following the scheduled final valuation date will be deemed to be the final valuation date of such underlying, notwithstanding the existence of a market disruption event in respect of such underlying, and (b) the calculation agent will determine the closing level for such final valuation date on that fifth succeeding underlying business day in accordance with the formula for and method of calculating such underlying last in effect prior to the commencement of the market disruption event in respect of such underlying using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising a reference index has been materially suspended or materially limited, or if the underlying is a fund, its good faith estimate of the prices that would have prevailed on the applicable exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed final valuation date, of each component comprising the underlying (subject to the provisions described under "Description of the Securities—Adjustments to the calculation of a reference index" and "Description of the Securities—Adjustments to the calculation of a fund" below). If the securities are linked to a basket consisting of more than one underlying, the valuation dates for each underlying not affected by a market disruption event will be the scheduled valuation dates.

        In the event that a market disruption event exists in respect of one or more underlyings on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which a final level for each of the underlyings has been calculated. Consequently, the existence of a market disruption event could result in a postponement of the maturity date, but no interest or other payment will be payable because of such postponement. Please refer to "Description of the Securities—Maturity date" and "Description of the Securities—Market disruption events."

Holdings of the securities by our affiliates and future sales may affect the price of the securities

        Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

We and our affiliates and agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities and any such research, opinions or recommendations could affect the level of any underlying or basket, as applicable, to which the securities are linked or the market value of the securities

        We or our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice.

CREDIT SUISSE

        Credit Suisse, a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly-owned subsidiary of Credit Suisse Group. Credit Suisse's registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse's registered head office is located at Paradeplatz 8, CH-8070 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

        Credit Suisse may act through any of its branches in connection with the securities as described in this product supplement and the accompanying prospectus supplement and prospectus.

        Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

        For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under "Incorporation by Reference" on page S-11 of the prospectus supplement and "Where You Can Find More Information" on page 3 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of any securities may acquire or dispose of positions relating to any underlying or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlyings or the stocks included in or comprising any underlyings to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the underlyings. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying, there can be no assurance that the levels of the underlyings will not be affected.

        From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the levels of the underlyings), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the underlyings, or the stocks included in or comprising any underlying. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying or the stocks included in or comprising any underlying, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular exchange or market.

        The original issue price of the securities will include the commissions paid to CSSU with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

General

        The securities are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlyings or a weighted basket of underlyings. The applicable pricing supplement will specify the underlyings or the basket of underlyings to which the securities are linked.

        The securities will not be listed on any securities exchange.

Interest

        We will not pay you interest during the term of the securities.

Redemption at the option of the security holder; defeasance

        The securities are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Maturity date

        The maturity date of the securities will be specified in the applicable pricing supplement and is subject to postponement as described below under "—Market disruption events." Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the maturity date.

Redemption at maturity

        Unless previously redeemed, or purchased by us and cancelled, each security will be redeemed on the maturity date at the redemption amount described below.

Redemption amount

        The redemption amount of the securities at maturity will equal the principal amount of the securities multiplied by the sum of 1 plus the underlying return, calculated as set forth below:

  •
  If the final level on a valuation date is greater than the initial level, then the underlying return will be equal to:

  •
  a fixed payment percentage

    •
    a percentage of the percentage increase of the final level of the underlying compared to the initial level or

    •
    the percentage increase of the final level of the underlying compared to the initial level,

    in each case, as specified in the applicable pricing supplement. In addition, the underlying return may be subject to a cap if one is specified in the applicable pricing supplement.

  •
  If the final level on a valuation date is equal to the initial level, then the underlying return will be equal to:

  •
  a fixed payment percentage or

  •
  zero,

    as specified in the applicable pricing supplement. If the underlying return equals zero, you will be entitled to receive only an amount equal to the principal amount of your securities at maturity.

  •
  If the final level on a valuation date is less than the initial level, then the underlying return will be equal to:

  •
  the percentage decrease of the final level of the underlying compared to the initial level, multiplied by the downside participation percentage if applicable, and as a result, you may lose some or all of the principal amount of your securities;

  •
  zero, if the securities are subject to a buffer and the final level is less than the initial level but is greater than or equal to the percentage of the initial level specified in the applicable pricing supplement. In such case, you will be entitled to receive only an amount equal to the principal amount of your securities at maturity; or

  •
  the percentage decrease of the final level of the underlying compared to the initial level plus the buffer, if the securities are subject to a buffer and the final level is less than the percentage of the initial level specified in the applicable pricing supplement, multiplied by the downside participation percentage if applicable. In such case, the underlying return will be negative and you will receive less than the principal amount of your securities at maturity.

        The method for calculating the underlying return applicable to the securities, as well as any applicable buffer or cap, will be specified in the relevant pricing supplement. The "downside participation percentage" will be a percentage which will be specified, if other than 100%, in the relevant pricing supplement.

        The "level" of any underlying at any time during the term of the securities will equal the level displayed on the relevant Bloomberg page at such time, as specified in the applicable pricing supplement (or such other page as may replace that page on that service, or if unavailable on that service, any other service displaying that level, in all cases as determined by the calculation agent).

        For a basket, the "level" on any underlying business day, will be the level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        The "valuation date" will be the date or dates specified in the applicable pricing supplement, or the next succeeding underlying business day if the scheduled valuation date is not an underlying business day, subject to the market disruption provisions described in "—Market disruption events" herein.

        For a reference index, the "closing level," on any underlying business day, will be the level of the reference index determined by the calculation agent at the valuation time, which is the time at which the index sponsor calculates the closing level of the reference index on such underlying business day, as published by the index sponsor, subject to the provisions described under "—Adjustments to the calculation of the reference index" below.

        For a fund, the "closing level," on any underlying business day, will be the last reported sale price for one share of the fund, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which the fund is listed or admitted to trading) multiplied by the share adjustment factor, which will initially be set at 1.0, subject to the provisions described under "—Adjustments to the calculation of a fund" below.

        For a basket, the "closing level," on any underlying business day, will be the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

        A "business day" is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

        An "underlying business day" is any day that is (or, but for the occurrence of a market disruption event, would have been) a day on which trading is generally conducted on the exchanges or related exchanges (each as defined below), other than a day on which one or more of the exchanges and related exchanges is scheduled to close prior to its regular weekday closing time. "Exchange" means the principal exchange on which any underlying is traded. "Related exchange" means any exchange on which futures or options contracts relating to the underlying are traded.

        The "share adjustment factor" will be set to 1.0 on the date the securities are priced for initial sale to the public and is subject to adjustment as described under "—Anti-dilution adjustments for funds" below.

Market disruption events

        A "market disruption event" is, in respect of a reference index, the occurrence or existence on any underlying business day for such reference index (or a successor reference index) during the one-half hour period that ends at the relevant valuation time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:

          (a)   an exchange in securities that comprise 20% or more of the level of such reference index (or a successor reference index) based on a comparison of (1) the portion of the level of such reference index (or a successor reference index) attributable to each component comprising such reference index (or a successor reference index) in which trading is, in the determination of the calculation agent, materially suspended or materially limited relative to (2) the overall level of such reference index (or a successor reference index), in the case of (1) or (2) immediately before that suspension or limitation;

          (b)   a related exchange in options contracts on such reference index (or a successor reference index); or

          (c)   a related exchange in futures contracts on such reference index (or a successor reference index);

in the case of (a), (b) or (c) if, in the determination of the calculation agent, such suspension or limitation is material.

        If the calculation agent determines that a market disruption event exists in respect of a reference index on a valuation date, then that valuation date for such reference index will be postponed to the first succeeding underlying business day for such reference index on which the calculation agent determines that no market disruption event exists in respect of such reference index, unless in respect of such valuation date the calculation agent determines that a market disruption event exists in respect of such reference index on each of the five underlying business days immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day following the scheduled valuation date will be deemed to be the valuation date for such reference index, notwithstanding the market disruption event in respect of such reference index, and (b) the calculation agent will determine the closing level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole and absolute discretion) or, if trading in any component comprising the reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the calculation agent in its sole and absolute discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising the reference index (subject to the provisions described under "—Adjustments to the calculation of a reference index" below).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of a reference index on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing level for the valuation date for the reference index has been calculated.

        A "market disruption event" is, in respect of a fund:

          (a)   the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such fund (or a successor fund) on the primary market for such shares (or such successor fund shares) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

          (b)   a breakdown or failure in the price and trade reporting systems of the primary market for the shares of the fund (or such successor fund) as a result of which the reported trading prices for such shares (or such successor fund shares) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

          (c)   the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the shares of the fund (or such successor fund shares), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case, as determined by the calculation agent in its sole discretion; and a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the fund or any instrument related to the shares of the fund or to adjust or unwind all or a material portion of any hedge position in the fund with respect to the securities.

        If the calculation agent determines that on a valuation date a market disruption event exists in respect of a fund, then that valuation date will be postponed to the first succeeding underlying business day on which the calculation agent determines that no market disruption event exists in respect of such fund, unless the calculation agent determines that a market disruption event in respect of such fund exists on each of the five underlying business days immediately following the valuation date. In that case, (a) the fifth succeeding underlying business day after the scheduled valuation date will be deemed to be the valuation date for such fund, notwithstanding the market disruption event in respect of such fund, and (b) the calculation agent will determine the closing level for the valuation date on that deemed valuation date in accordance with the formula for and method of calculating such fund last in effect prior to the commencement of the market disruption event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation, as of the relevant valuation time on that deemed valuation date, of each such security comprising the fund (subject to the provisions described under "—Adjustments to the calculation of a fund" below).

        Unless otherwise specified in the applicable pricing supplement, in the event that a market disruption event exists in respect of the fund on the final valuation date, the maturity date of the securities will be the fifth business day following the day on which the closing level for the valuation date for the fund has been calculated.

        If the securities are linked to a basket, the valuation dates for each underlying comprising the basket not affected by a market disruption event shall be the scheduled valuation dates. In the event that a market disruption event exists in respect of an underlying that comprises the basket on the final valuation date, the maturity date of the securities will be postponed to the fifth business day following the day as of which the final level for each underlying comprising the basket has been calculated.

        If the existence of a market disruption event results in a postponement of the maturity date, no interest or other payment will be payable because of such postponement.

Adjustments to the calculation of a reference index

        If any reference index is (a) not calculated and announced by its sponsor or reference index calculation agent, as applicable, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor reference index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in the reference index, then such reference index will be deemed to be the successor reference index so calculated and announced by that successor sponsor or successor reference index calculation agent, as applicable.

        Upon any selection by the calculation agent of a successor reference index, the calculation agent will cause notice to be furnished to us and the trustee, which will provide notice of the selection of the successor reference index to the registered holders of the securities in the manner set forth below.

        If (x) on or prior to a valuation date any reference index sponsor, reference index calculation agent or reference index creator or HOLT, as applicable, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date the reference index sponsor or reference index calculation agent, as applicable (or a successor sponsor or successor reference index calculation agent, as applicable) fails to calculate and announce the reference index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such reference index, the level for such reference index as at the valuation time on the valuation date as determined by the calculation agent in accordance with the formula for and method of calculating such reference index last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided by the trustee in the manner set forth below.

        All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on us and the beneficial owners of the securities, absent manifest error.

Adjustments to the calculation of a fund

        If the fund (or a successor fund (as defined herein)) is de-listed from the relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued fund (or such successor fund) (such fund being referred to herein as a "successor fund"). If the fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund. If a successor fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the fund, that successor fund or closing level will be substituted for the fund (or such successor fund) for all purposes of the securities.

        If at any time:

  •
  the underlying index of the fund (or the underlying index related to a successor fund) is changed in a material respect, or

  •
  the fund (or a successor fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of the fund (or such successor fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level of an exchange- traded fund comparable to the fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing level with reference to the fund (or such successor fund), as adjusted.

        The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

        The calculation agent will be solely responsible for the method of calculating the closing level of one share of the fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Anti-dilution adjustments for funds

  Share splits and reverse share splits

        If the shares of a fund are subject to a share split or reverse share split, then once such split has become effective, the share adjustment factor, which will initially be set at 1.0, will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  the number of shares which a holder of one share of the fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

  Share dividends or distributions

        If a fund is subject to a (i) share dividend, i.e., an issuance of additional shares of the fund that is given ratably to all or substantially all holders of shares of the fund or (ii) distribution of shares of the fund as a result of the triggering of any provision of the corporate charter of the fund, then, once the dividend or distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the prior share adjustment factor plus the product of:

  •
  the prior share adjustment factor, and

  •
  the number of additional shares issued in the share dividend or distribution with respect to one share of the fund.

  Non-cash distributions

        If a fund distributes shares of capital stock, evidences of indebtedness or other assets or property of the fund to all or substantially all holders of shares of the fund (other than (i) share dividends or distributions referred to under "—Share dividends or distributions" above and (ii) cash dividends referred to under "—Extraordinary cash dividends or distributions" below), then, once the distribution has become effective and the shares of the fund are trading ex-dividend, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the "current market price" of one share of the fund and the denominator of which is the amount by which such "current market price" exceeds the "fair market value" of such distribution.

        The "current market price" of a fund means the arithmetic average of the closing levels of one share of the fund for the ten underlying business days prior to the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor.

        "Ex-dividend date" shall mean the first trading day on which transactions in the shares of a fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

        The "fair market value" of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the closing price of such distributed property on such ex-dividend date.

  Extraordinary Cash Dividends or Distributions

        A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the fund by an amount equal to at least 10% of the closing price of the fund on the first trading day immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

        If an extraordinary cash dividend occurs, the share adjustment factor will be adjusted so that the new share adjustment factor shall equal the product of:

  •
  the prior share adjustment factor, and

  •
  a fraction, the numerator of which is the closing price of the fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-entry, delivery and form

        We will issue the securities in the form of one or more fully registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global notes, we will pay the redemption amount on the securities, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        For a further description of procedures regarding global securities representing book-entry securities, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus and "Description of Notes—Book-Entry, Delivery and Form" in the accompanying prospectus supplement.

Calculation Agent

        Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—There may be potential conflicts of interest."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

THE UNDERLYINGS

        The reference indices and/or funds to which the securities are linked will be specified in the applicable pricing supplement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

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  a financial institution,

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  a mutual fund,

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  a tax-exempt organization,

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  a grantor trust

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  certain U.S. expatriates

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  an insurance company,

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  a dealer or trader in securities or foreign currencies,

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  a person (including traders in securities) using a mark-to-market method of accounting,

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  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

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  an entity that is treated as a partnership for U.S. federal income tax purposes.

        The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date of this product supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

        You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

        IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

        There are no regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, we intend to treat the securities, for U.S. federal income tax purposes, as a prepaid financial contract, with respect to the underlying that is eligible for open transaction treatment.

In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the securities as a prepaid financial contract, the balance of this discussion assumes that the securities will be so treated.

        You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the securities constitute "contingent payment debt instruments" that are subject to special tax rules governing the recognition of income over the term of your securities. If the securities were to be treated as contingent debt, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield. The amount of interest that you would be required to include in income on a current basis would not be matched by cash distributions to you since the securities do not provide for any cash payments during their term. You would recognize gain or loss upon the sale, redemption or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your securities. In general, your adjusted basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognized upon the sale, redemption, or maturity of your securities would be ordinary income and any loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities would be ordinary loss, and thereafter would be capital loss.

        It is also possible that the IRS would seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the securities would be marked to market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

        You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

        For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax adviser regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

        In accordance with the agreed-upon tax treatment described above (and subject to the discussion below under "Constructive Ownership Transaction Rules"), a U.S. Holder should recognize capital gain or loss upon the maturity of the securities (or upon the sale or other taxable disposition of the securities prior to their maturity) in an amount equal to the difference between the amount realized at such time and the tax basis in the securities (generally its cost). For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity. For securities with a term of less than one year, such gain or loss will be short-term capital gain or loss.

Constructive Ownership Transaction Rules

        Under Code section 1260, all or a portion of gain arising from certain "constructive ownership transactions" may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income. These rules by their terms may apply to all or a portion of the gain derived from the securities if the securities reference an equity interest in a "pass-thru entity" within the meaning of Code section 1260, which includes shares in an exchange-traded fund. The applicable pricing supplement for the securities will contain additional information relating to Code section 1260 if they reference an equity interest in a pass-thru entity.

Non-U.S. Holders Generally

        In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

        Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

        On December 7, 2007, the IRS and the Treasury Department issued Notice 2008-2, in which they stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (a) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (b) whether income and gain on such an instrument should be ordinary or capital, and (c) whether foreign holders should be subject to withholding tax on any deemed income accrual.

        Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding Notice 2008-2 and its possible impact on you.

Possible Legislation on Prepaid Derivative Contracts

        On December 19, 2007, Representative Richard Neal introduced a tax bill (the "Bill") before the House Ways and Means Committee that would apply to "prepaid derivative contracts" acquired after the date of enactment of the Bill. The Bill, if enacted, would apply to certain derivative financial contracts with a term of more than one year, where there is no substantial likelihood that the taxpayer will be required to pay any additional amount thereunder, and would require the holder of such a contract to include as interest income each year in respect of such contract an amount determined by reference to the monthly U.S. federal short-term rate determined under Code section 1274(d). A holder's tax basis in such contract would be increased by the amount so included. Any gain (either at maturity or upon sale) with respect to the contract would be treated as long-term capital gain if the contract is a capital asset in the hands of the holder and such holder has held the contract for more than one year. Any loss would be treated as ordinary loss to the extent of prior interest accruals.

        While the Bill, if enacted, would not apply to the securities (due to its prospective effective date), it is not possible to predict whether any tax legislation that may ultimately be enacted will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax adviser regarding the Bill and any future tax legislation that may apply to your securities.

Backup Withholding and Information Reporting

        A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

 BENEFIT PLAN INVESTOR CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, (the "Code"), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment therein (we refer to the foregoing collectively as "Plans") and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans ("Non-ERISA Arrangements") are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a "Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

        Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent deposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

 UNDERWRITING

        Unless otherwise specified in the applicable pricing supplement, we will sell the securities to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the securities it has purchased as principal to other dealers. CSSU may sell securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any securities, the public offering price, concession and discount of such securities may be changed.

        Each issue of securities will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the pricing supplement, together with this product supplement and the accompanying prospectus supplement and prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the securities and any broker-dealer subsidiary or affiliate that does make a market in the securities may discontinue any market- making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities. Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on a national securities exchange in the United States.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        CSSU is our affiliate. Accordingly, any offering in which CSSU participates as an underwriter will be conducted in accordance with the applicable provisions of NASD Rule 2720.

        We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

        In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by CSSU in excess of the principal amount of securities CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

        In the United States, the securities may be offered for sale in those jurisdictions where it is lawful to make such offers.

        CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

        No action has been or will be taken by us or CSSU that would permit a public offering of the securities or possession or distribution of this product supplement and the accompanying prospectus supplement and prospectus or any pricing supplement in any jurisdiction other than the United States.

        Concurrently with the offering of the securities as described in this product supplement, we may issue other securities from time to time as described in the accompanying prospectus supplement and prospectus.